Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

John J. Millerick

Senior Vice President, CFO & Treasurer

(978) 326-4000

Paul M. Roberts

Director of Communications &

Investor Relations

(978) 326-4213

proberts@analogic.com

ANALOGIC CORPORATION REPORTS RESULTS FOR ITS THIRD QUARTER 2008

PEABODY, MA (June 5, 2008) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, announced today results for its third quarter ended April 30, 2008.

Highlights of the quarter and recent events include:

•	Revenues were $102,768,000, up $18,879,000, or 23%, over the prior year’s third quarter

•	Income from Operations was $7,669,000, up 25% over the prior year’s third quarter

•	Net Income was $6,679,000, down 5% from the prior quarter, driven by lower interest rates and a higher tax rate

•	Earnings Per Share

-	GAAP: $0.50 per diluted share, flat with the prior year’s third quarter

-	Non-GAAP: $0.59 per diluted share, up 9% from the prior year’s third quarter

•	Medical Technology segment continued revenue growth

•	Security Technology segment continued modest profit growth

•	Completed acquisition of Copley Controls Corporation

•	Received $6.9 million contract from L-3 to ready the XLB security imaging system for production

Revenues for the third quarter ended April 30, 2008, were $102,768,000, compared with the prior year’s $83,889,000, an increase of 23%. Income from operations was $7,669,000, up 25% from a year earlier. Net income for the third quarter was $6,679,000, or $0.50 per diluted share, remaining flat to the prior year due primarily to lower interest income and a 36% higher tax rate.

Non-GAAP income from operations for the quarter ended April 30, 2008, was $9,401,000, up 37% from last year. Non-GAAP net income was $7,821,000, or $0.59 per diluted share, compared to $7,574,000, or $0.54 per diluted share, last year.

Revenues for the nine months ended April 30, 2008, were $296,369,000, compared to the prior year’s nine-month revenues of $247,849,000, an increase of 20%. Income from operations was $21,863,000, up from a loss of $527,000 a year earlier. Net income was $20,214,000, or $1.52 per diluted share, compared to $7,058,000, or $0.50 per diluted share, last year. During the nine-month period ended April 30, 2007, the Company recorded pretax restructuring and asset impairment charges of $9,705,000.

Non-GAAP income from operations for the nine months ended April 30, 2008, was $26,233,000, up 123% from a year earlier. Non-GAAP net income for the nine months ended April 30, 2008, was $22,711,000, or $1.71 per diluted share, compared to non-GAAP net income of $15,639,000, or $1.12 per diluted share, for last year.

Non-GAAP financial measures exclude the impact of certain items. A description of these non-GAAP financial measures and a reconciliation of all GAAP to non-GAAP financial measures are presented in the financial tables at the end of this news release.

President and CEO Jim Green said, “Our medical business exhibited solid growth in the third quarter despite continued slowness in the U.S. Computed Tomography (CT) market. Sales of medical technology products were $89,919,000, up 29% over the prior year, and up 7% from the second quarter of this year. Security technology product revenues were down 10% from a year earlier due primarily to a decrease in customer-funded projects.”

Medical imaging product revenues for the third quarter were $58,550,000, up 25% over the prior year’s third quarter. Digital radiography product revenues were $8,693,000, up significantly from last year due to the increasing shipments of amorphous Selenium, direct digital mammography flat-panel detectors. Revenues for B-K Medical’s clinical ultrasound systems were $22,676,000, up 17%. Approximately one third of the increase was organic growth; the remainder was due to the favorable impact of foreign exchange rates.

During the quarter the Company began production ramp of a new 320-slice CT DAS, a new 16 slice CT DMS System, and a new family of high-precision 3.0T radio frequency amplifiers for major OEM customers. Our Copley group is similarly ramping up production of a new family of 1.5T and very-high-field 3.0T gradient amplifiers for a major OEM.

Security technology product revenues were down 10% for the quarter due primarily to a decrease in customer funding. The Company shipped 15 EXplosive Assessment Computed Tomography (EXACT) systems to L-3 Communications, the same number shipped during the prior year’s third quarter. During the quarter the Company announced an expanded relationship with L-3 Communications, awarding worldwide rights to sell and service the KING COBRA® and XLB™1100 automatic Explosives Detection Systems (EDSs) to L-3, who will market them as the eXaminer SX and eXaminer XLB respectively for air carrier checked-baggage applications.

Green announced that the Board of Directors will present a director majority voting proposal for approval at the January 2009 Stockholders Meeting.

“We are pleased with the growth in medical revenues and are committed to driving further profitable growth,” Green concluded. “The integration of Copley is proceeding to plan and our security group is preparing to put major new systems into production over the course of the next year. We remain well positioned to take advantage of opportunities for significant growth and to ensure our future as The World Resource for Health and Security Technology.”

Use of Non-GAAP Financial Measures

This presentation includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

CONFERENCE CALL

Analogic will conduct an investor conference call on Thursday, June 5, at 11:00 a.m. ET to discuss results for the third quarter ended April 30, 2008, and recent developments.

Call 1-866-823-6992, or 1-334-323-7225 for international callers, approximately five to ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, Pass Code 03391. You will then be asked for your name, organization, and telephone number and be connected to the conference. To listen to the live audio webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through Thursday, June 26. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Thursday, June 26. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The conference ID number is 64461773. For more information on the conference call, visit www.analogic.com, call 978-326-4213, or email proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Embedded Multiprocessing. This press release contains the Company’s or management’s intentions, hopes, beliefs, expectations or predictions. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company’s periodic reports filed with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of June 5, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 5, 2008.

Consolidated Statements of Operations (GAAP) (in thousands, except per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
Net revenue:
Products	$98,167	$76,541	$277,709	$229,851
Engineering	2,483	5,075	10,727	10,460
Other	2,118	2,273	7,933	7,538

Total net revenue	102,768	83,889	296,369	247,849

Cost of sales:
Products	60,525	46,369	169,749	141,644
Engineering	2,218	2,988	10,794	9,286
Other	1,693	1,755	5,337	4,837
Asset impairment charges	—	—	—	8,625

Total cost of sales	64,436	51,112	185,880	164,392

Gross margin	38,332	32,777	110,489	83,457

Operating expenses:
Research and product development	12,363	11,511	35,403	35,769
Selling and marketing	8,422	6,948	24,209	21,444
General and administrative	9,878	8,201	29,014	25,691
Asset impairment charges	—	—	—	1,080

Total operating expenses	30,663	26,660	88,626	83,984

Income (loss) from operations	7,669	6,117	21,863	(527)

Other (income) expense:
Interest income, net	(1,640)	(3,163)	(6,827)	(9,532)
Equity loss in unconsolidated affiliates	—	456	—	587
Other, net	(230)	(161)	(1,090)	(194)

Total other income	(1,870)	(2,868)	(7,917)	(9,139)

Income before income taxes	9,539	8,985	29,780	8,612
Provision for income taxes	2,860	1,987	9,566	1,554

Net income	$6,679	$6,998	$20,214	$7,058

Net income per share:
Basic	$0.51	$0.51	$1.54	$0.51
Diluted	0.50	0.50	1.52	0.50
Dividends declared per share	$0.10	$0.10	$0.30	$0.30
Weighted-average shares outstanding:
Basic	13,222	13,874	13,162	13,862
Diluted	13,318	14,003	13,269	13,981

Condensed Consolidated Balance Sheets (GAAP) (in thousands)

	April 30, 2008	July 31, 2007
	(Unaudited)	(Audited)
Assets:
Cash, cash equivalents and marketable securities	$176,011	$228,545
Accounts receivable, net	71,525	58,926
Inventories	81,618	54,413
Other current assets	16,793	23,558

Total current assets	345,947	365,442
Property, plant and equipment, net	89,376	80,482
Intangible assets, net	45,811	413
Goodwill	3,515	—
Other assets	21,728	12,804

Total Assets	$506,377	$459,141

Liabilities and Stockholders’ Equity:
Accounts payable, trade	$31,268	$21,734
Accrued liabilities	29,247	26,570
Advance payments and deferred revenue	10,529	11,517
Accrued income taxes	2,230	5,507

Total current liabilities	73,274	65,328

Other long-term liabilities	8,010	—
Deferred income taxes	659	456

Total long-term liabilities	8,669	456

Stockholders’ equity	424,434	393,357

Total Liabilities and Stockholders’ Equity	$506,377	$459,141

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other (income) expense, non-GAAP income before taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Executive transition expenses. In November 2006, John W. Wood Jr. resigned as President of the Company and was temporarily replaced by Bernard M. Gordon, who was appointed as our Executive Chairman, in which capacity he served as both our principal executive officer and Chairman of the Board. James W. Green was appointed as our President and CEO on May 21, 2007, replacing Mr. Gordon as our principal executive officer. Since his arrival Mr. Green has made and is continuing to make a number of changes in the senior leadership team reporting to him. As such, the Company has incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions, including the recent acquisition of Copley Controls Corporation. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Asset impairment charges. As a result of continuing losses in its Digital Radiography business and the related business outlook, the Company evaluated the net realizability of all of the related assets at October 31, 2006. As a result, the Company recorded an asset impairment charge of $9,705,000 associated with the write-down of the Company’s Digital Radiography system business assets to their estimated fair values as a group based upon the present value of estimated future cash flows of the business. Of the $9,705,000 asset impairment charges, $8,625,000 was recorded to cost of sales and $1,080,000 was recorded to operating expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Gain on sale of investments and other. During the three months ended October 31, 2007, the Company received $84,000 as an initial escrow payment related to the Q4 2007 sale of its interest in Bio-Imaging Research, which it recorded as other income. On December 7, 2007, the Company received $555,000 from its insurance company as reimbursement for legal fees incurred in relation to an indemnification matter related to the Company’s sale of its wholly owned subsidiary Camtronics Medical Systems, Ltd. in November 2005. The $555,000 gain was recorded as other income during the nine months ended April 30, 2008. On November 1, 2006, the Company sold certain assets of SKY and its obligation to service sold products for a purchase price of $405,000. The $405,000 includes $225,000 in cash paid at closing, $150,000 in cash paid after the closing for additional inventory, and the assumption of $30,000 in liabilities. The Company recorded a gain of $205,000 from the sale in the nine months ended April 30, 2007. These gains have been presented as a non-GAAP item for that period.

Adjustments for related tax impact. For purposes of calculating non-GAAP net income and non-GAAP diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2008	2007	2008	2007
GAAP Gross Margin	$38,332	$32,777	$110,489	$83,457
Share-based compensation	40	37	135	116
Acquisition related expense	522	—	522	—
Asset impairment charges	—	—	—	8,625

Non-GAAP Gross Margin	$38,894	$32,814	$111,146	$92,198

Percent of Total Revenue	37.8%	39.1%	37.5%	37.2%
GAAP Operating Expenses	$30,663	$26,660	$88,626	$83,984
Share-based compensation	(784)	(183)	(2,156)	(886)
Executive transition	(209)	(162)	(1,053)	(537)
Acquisition related expense	(177)	(357)	(504)	(1,071)
Restructuring and asset impairment charges	—	—	—	(1,080)

Non-GAAP Operating Expenses	29,493	25,958	84,913	80,410

Percent of Total Revenue	28.7%	30.9%	28.7%	32.4%
GAAP Income (Loss) from Operations	$7,669	$6,117	$21,863	$(527)
Share-based compensation	824	220	2,291	1,002
Executive transition	209	162	1,053	537
Acquisition related expense	699	357	1,026	1,071
Restructuring and asset impairment charges	—	—	—	9,705

Non-GAAP Income from Operations	9,401	6,856	26,233	11,788

Percent of Total Revenue	9.1%	8.2%	8.9%	4.8%
GAAP Other (Income) Expense	$(1,870)	$(2,868)	$(7,917)	$(9,139)
Gain (loss) on sale of marketable securities	—	—	639	205

Non-GAAP Other (Income) Expense	(1,870)	(2,868)	(7,278)	(8,934)

GAAP Income Before Income Taxes	$9,539	$8,985	$29,780	$8,612
Share-based compensation	824	220	2,291	1,002
Executive transition	209	162	1,053	537
Acquisition related expense	699	357	1,026	1,071
Restructuring and asset impairment charges	—	—	—	9,705
(Gain) on sale of marketable securities	—	—	(639)	(205)

Non-GAAP Income Before Income Taxes	11,271	9,724	33,511	20,722

Percent of Total Revenue	11.0%	11.6%	11.3%	8.4%
GAAP Net Income	$6,679	$6,998	$20,214	$7,058
Share-based compensation	569	172	1,588	743
Executive transition	132	126	665	389
Acquisition related expense	441	278	647	728
Restructuring and asset impairment charges	—	—	—	6,156
(Gain) on sale of marketable securities	—	—	(403)	565

Non-GAAP Net Income	7,821	7,574	22,711	15,639

Percent of Total Revenue	7.6%	9.0%	7.7%	6.3%
GAAP Diluted EPS	$0.50	$0.50	$1.52	$0.50
Effect of non-GAAP adjustments	0.09	0.04	0.19	0.62

Non-GAAP Diluted EPS	$0.59	$0.54	$1.71	$1.12